Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CHINA BIOLOGIC PRODUCTS, INC.

(the “Corporation”)

Adopted on March 20, 2009

_______________________________________________________

ARTICLE I

OFFICES

Section 1.01.

Registered Office. The registered office of the Corporation in the State of Delaware shall be as form time to time set forth in the Certificate of Incorporation of the Corporation, as amended.

Section 1.02.

Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01.

Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held at the time and place designated by the Board of Directors.

Section 2.02.

Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.03.

Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer or the President of the Corporation or by the Board of Directors or by written order of a majority of the directors or shall be called by the President or the Secretary at the request in writing of stockholders owning a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purposes of the proposed meeting.  The President of the Corporation or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

Section 2.04.

Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books and records of the Corporation or its transfer agent, with postage thereon prepaid.

Section 2.05.

Quorum. The holders of a majority of the shares of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation.  Notwithstanding the other provisions of the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares of the Corporation’s capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.06.

Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares of the Corporation’s capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and filed with the Secretary of the Corporation before, or at the time of, the meeting.

Section 2.07.

Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of Delaware statutes, the meeting and vote of stockholders may be dispensed with if the holders of shares of the Corporation’s capital stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action consent in writing, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

Section 2.08.

Voting of Stock of Certain Holders. Shares of the Corporation’s capital stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.  Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy.  Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary.  Shares standing in the name of a receiver may be voted by such receiver.  A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

Section 2.09.

Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the Corporation’s capital stock.

Section 2.10.

Fixing Record Date. The Board of Directors may fix in advance a date, which shall not be more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, nor more than 60 days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 2.11.

Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the Vice Chairman, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.12.

Telephonic Meetings Permitted. Any stockholder may participate in a meeting of the stockholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these Bylaws shall constitute presence in person at such meeting.

Section 2.13.

Proxies. A stockholder entitled to vote at a meeting of stockholders or entitled to express consent or dissent without a meeting may authorize other persons to act for him or her by a proxy.  A proxy shall be signed by the stockholder or his or her authorized agent or other representative.  A proxy is not valid after the expiration of 12 months from its date unless otherwise provided in the proxy.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01.

Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.02.

Number, Election, Term, and Qualifications. The number of Directors which shall constitute the whole Board of Directors may be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation.  The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.03 or in the Certificate of Incorporation, and each director elected shall hold office until his successor shall be elected and shall qualify.  At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Directors need not be residents of Delaware or stockholders of the Corporation.

Section 3.03.

Vacancies, Additional Directors, and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next applicable election and until his successor shall be duly elected and shall qualify, unless sooner displaced.  Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

Section 3.04.

Compensation. Directors shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors.  No provision of these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 3.05.

Regular Meeting. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 3.06.

Special Meeting.  A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors or by the Chief Executive Officer or President of the Corporation and shall be called by the Secretary on the written request of a majority of the directors.  The Chairman or Chief Executive Officer or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

Section 3.07.

Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting either personally, by telephone, by e-mail, by telegram or by mail.  Any director may waive notice of any meeting.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the Bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

Section 3.08.

Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these Bylaws shall constitute presence in person at such meeting.

Section 3.09.

Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in his absence by the President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.10.

Quorum and Vote Required for Action. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.11.

Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these Bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV
COMMITTEE OF DIRECTORS

Section 4.01.

Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of two or more of the directors of the Corporation.  The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution.  The committee may authorize the seal of the Corporation to be affixed to all papers that may require it.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 4.02.

Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 4.03.

Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

Section 4.04.

Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of it business.  In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of such members present at a meeting shall be the act of such committee, and in other respects each committee shall conduct its business pursuant to Article III of these Bylaws.

ARTICLE V

OFFICERS

Section 5.01.

Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board shall elect a President and a Secretary.  The Board may also elect a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable.  Any number of offices may be held by the same person.

Section 5.02.

Term of Office; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal.  Any officer may resign at any time upon written notice to the Board or to the President of the Corporation.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.  The Board may remove any officer with or without cause at any time, provided that such action by the Board shall require the vote of a majority of the whole Board.  Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights.  Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall or may be filled for the unexpired portion of the term by the Board at any regular or special meeting in the manner provided in Section 5.1 for election of officers following the annual meeting of stockholders.

Section 5.03.

Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances.  The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts which will contain such terms and conditions as the Board of Directors deems appropriate.

Section 5.04.

Chairman of the Board. The Chairman of the Board, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned to him or her by the Board of Directors.  The Chairman of the Board shall preside at all meetings of the stockholders of the Corporation and all meetings of the Board of Directors.

Section 5.05.

Chief Executive Officer. The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer shall preside at all meetings of the stockholders of the Corporation and all meetings of the Board of Directors in the absence of the Chairman of the Board.

Section 5.06.

President. The President shall be subject to the direction of the Board of Directors and the Chief Executive Officer (if any), and shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents.  The President shall see that the officers carry all other orders and resolutions of the Board of Directors into effect.  The President shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation except where required by law to be otherwise signed and executed and except where the signing and execution shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation or reserved to the Board of Directors or any committee thereof.  The President shall preside at all meetings of the stockholders of the Corporation and all meetings of the Board of Directors in the absence of the Chairman of the Board and the Chief Executive Officer.  The President shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.07.

Chief Operating Officer. The Chief Operating Officer shall be subject to the direction of the Chief Executive Officer (if any), the President and the Board of Directors and shall have day-to-day managerial responsibility for the operation of the Corporation.

Section 5.08.

Chief Financial Officer. The Chief Financial Officer shall be subject to the direction of the Chief Executive Officer (if any), the President and the Board of Directors and shall have day-to-day managerial responsibility for the finances of the Corporation.

Section 5.09.

Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or any committee thereof may from time to time prescribe, or as the President may from time to time delegate to him.  In the absence or disability of the President, any Vice President may perform the duties and exercise the powers of the President.

Section 5.10.

Secretary. At every meeting of the Board of Directors, the Secretary shall record the minutes of the proceedings of the Board and shall provide copies of such minutes to all of the Directors and to such officers as the Chairman of the Board may direct. The Secretary shall give (or cause to be given) notice of all meetings of the Board of Directors and shall perform such other duties as from time to time may be proscribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer. The Secretary shall have custody of the seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to officers other than the Secretary to affix the seal of the Corporation and to attest the affixing thereof by their signature.

Section 5.11.

Assistant Secretaries. At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary, shall perform all the duties of the Secretary and be subject to all the restrictions upon the Secretary. The Assistant Secretary shall perform such other duties as may be assigned to him or her by the Board of Directors or the Secretary.

Section 5.12.

Treasurer. The Treasurer shall have the custody of the corporate funds, securities, or similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President from time to time and shall render the Chairman of the Board and the Board of Directors, at meetings of the Board of Directors or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.

Section 5.13.

Assistant Treasurers. At the request of the Treasurer, or in his or her absence or disability, any Assistant Treasurer, shall perform all the duties of the Treasurer and be subject to all the restrictions upon the Treasurer. The Assistant Treasurer shall perform such other duties as may be assigned to him or her by the Board of Directors or the Treasurer.

Section 5.14.

Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

Section 5.15.

Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution adopted by the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board.  The Board may require any officer, agent, or employee to give security for the faithful performance of his duties.

ARTICLE VI
STOCK

Section 6.01.

Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors or Vice-Chairman of the Board of Directors, or the Chief Executive Officer, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form.  Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.02.

Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
INDEMNIFICATION

Section 7.01.

Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee, or agent of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a director, officer, employee, or agent at the request of the Corporation or any predecessor of the Corporation.

Section 7.02.

Payment of Expenses. The Corporation shall pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article or otherwise.  The Corporation may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of the Corporation as it deems appropriate.

Section 7.03.

Indemnity Not Exclusive. The rights conferred on any person under this Article shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

All rights to indemnification and to the advancement of expenses under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee, or agent who serves in such capacity at any time while these Bylaws and any other relevant provisions of the Delaware General Corporation Law and any other applicable law, if any, are in effect.  Any repeal or modification thereof shall not affect any rights or obligations then existing.

For purposes of this Article, references to “the Corporation” shall be deemed to include any subsidiary of the Corporation now or hereafter organized under the laws of the State of Delaware.

ARTICLE VIII
MISCELLANEOUS

Section 8.01.

Waiver of Notice of Meetings. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 8.02.

Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.03.

Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.04.

Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, bonds, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation.

Section 8.05.

Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

Section 8.06.

Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.07.

Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.08.

Off-Shore Offerings. In all offerings of securities pursuant to Regulation S of the Securities Act of 1933, as amended (the “Act”), the Corporation shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or an available exemption thereunder.

Section 8.09.

Amendments. These Bylaws may be altered, amended, or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, or repeal be contained in the notice of such special meeting.

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